UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 20, 2025

(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PFG	Nasdaq Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

      Emerging growth company    ☐

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders

Principal Financial Group, Inc. held its annual shareholders meeting on May 20, 2025. The result of each matter voted upon at the annual shareholders meeting is set forth below.

(1)	Election of Class III director nominees.

The shareholders elected as Class III directors, each to serve for a three-year term that expires at the annual shareholders meeting to be held in 2028.

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
H. Elizabeth Mitchell	136,860,148	13,687,750	407,449	19,322,185
Blair C. Pickerell	148,362,943	2,405,474	186,930	19,322,185
Clare S. Richer	149,301,589	1,474,394	179,364	19,322,185
Deanna D. Strable-Soethout	150,469,142	296,375	189,830	19,322,185

		Votes For	Votes Against	Abstained	Broker Non- Votes
(2)	Advisory Vote to Approve Executive Compensation	142,675,128	7,735,191	545,028	19,322,185
(3)	Ratification of Appointment of Independent Registered Public Accountants	160,644,877	9,439,069	193,586	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Chris Agbe-Davies
Name:	Chris Agbe-Davies
Title:	Vice President, Associate General Counsel, and Assistant Secretary

Date:    May 21, 2025